                                  EXHIBIT 23.1

                          PEERLESS SYSTEMS CORPORATION

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Peerless Systems Corporation on Form S-8 (File No. 000-21287) of our reports dated March 12, 1998 on our audits of the financial statements and financial statement schedule of Peerless Systems Corporation as of and for the years ended January 31, 1998 and 1997, the one month period ended January 31, 1996 and the year ended December 31, 1995, which reports are included in this 1998 Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.

Newport Beach, California
April 23, 1998